CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Oppenheimer Money Market Fund:

We consent to the use of our report dated September 18, 2013, with respect to the financial statements and financial highlights of Oppenheimer Money Market Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                          /s/ KPMG LLP

                                                            KPMG LLP

Denver, Colorado

October 24, 2013